MAKO MARINE INTERNATIONAL, INC.
                             4355 N.W. 128th Street
                              Miami, Florida 33504

                 INFORMATION STATEMENT PURSUANT TO SECTION    14(c)
                          OF THE SECURITIES ACT OF 1934


                                     GENERAL

         This Information Statement is being mailed on or about July 1 , 1997, to holders of record as of the close of business on June 16 , 1997 of shares of common stock, par value $.01 per share ("Common Stock") of Mako Marine International, Inc., a Florida corporation ("Mako"). It is being furnished in connection with the action taken by Tracker Marine, L.P., a Missouri limited partnership ("Tracker") of executing and delivering to Mako Tracker's written consent to an amendment of the Articles of Incorporation of Mako approving an increase in the number of authorized shares of Common Stock as described below (the "Amendment"). Tracker is currently the holder of approximately 80.9% of the issued and outstanding Common Stock of Mako and has taken such action without a meeting of shareholders under Florida law as described below. Florida law requires that the Board of Directors authorize, and holders of a majority of the outstanding shares of Common Stock approve, the Amendment.

         The Amendment was authorized by the Board of Directors of Mako (the "Board") on January 15, 1997, at which time the Board approved the Transaction and recommended that the Amendment be submitted for shareholder approval. Each of the Mako directors (including Douglas W. Baena and Joseph
J. Messina) except Jeffrey Bluestein voted in favor of such authorization and recommendation. See "Certain Relationships and Related Transactions." In view of his contemplated resignation from the Board, Mr. Bluestein chose to abstain from voting on this matter. Tracker, as the holder of approximately 80.9% of the outstanding Common Stock, has approved the Amendment by written consent, dated April 15, 1997.

         No further action is required by the shareholders of Mako in connection therewith. However, Reg. ss. 240.14c-2(b) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") requires Mako to mail to the holders of its Common Stock the information set forth in this Information Statement at least twenty calendar days prior to the effectiveness of the Amendment, which effectiveness shall occur upon the filing by Mako of the Amendment with the Secretary of State of Florida.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

         As of the close of business on June 16 , 1997, Mako had outstanding 9,055,000 shares of Common Stock, of which 7,330,000 shares were beneficially owned by Tracker and the remaining, 1,725,000 beneficially owned by the other shareholders of Mako (the "Public Shareholders"). Additionally, warrants and options to purchase an aggregate of 3,622,900 shares of Common Stock (collectively, the "Derivative Shares"), including publicly traded Redeemable Common Stock Purchase Warrants to acquire an aggregate of 3,100,000 shares of Common Stock , were outstanding. Mako's Articles of Incorporation currently authorize a maximum of 15,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. No shares of preferred stock have been issued.

                     AMENDMENT TO ARTICLES OF INCORPORATION

         Background

         On January 16, 1997, Tracker acquired control of Mako by means of Tracker's purchase of 930,000 shares (the "CAVC Shares") of Common Stock from CreditAmerica Venture Capital, Inc. ("CAVC") , immediately followed by


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Tracker's  purchase  from Mako of 6,400,000  newly issued shares of Common Stock
(the "Mako Shares"). With its acquisition of the CAVC Shares and the Mako Shares (the "Transaction"), Tracker acquired a total of 7,330,000 shares of Common Stock (representing approximately 80.9% of the then and currently outstanding shares of Common Stock). The purchase price paid by Tracker for the Mako Shares
consisted of cash in the amount of $4,140,000     (the "Cash  Contribution")
and assets  relating to  Tracker's     saltwater      boat  business,  including
exclusive  rights over a five year period to advertise  Mako's     saltwater
boat  products in the "Off Shore  Angler"  catalog  published by an affiliate of
Tracker    (the "Asset Contribution").

         The per share purchase price for the Mako Shares was $1.19. The purchase price for the CAVC Shares was $1,860,000, subject to CAVC's obligation to satisfy certain liabilities of Mako totalling approximately $558,000, for a net purchase price of approximately $1,310,000 or $1.40 per share. The consideration paid for the Mako Shares and the CAVC Shares was determined by the respective parties through arms-length negotiations. In addition to Tracker's analysis of Mako's financial condition and prospects, Mako believes that in determining the price to be paid for the CAVC Shares, Tracker considered among other things (i) the CAVC Shares as representing the control block of Mako, (ii) the agreement of CAVC to sell the entire control block in order to accommodate the Transaction, and (iii) the undertaking by CAVC to indemnify Tracker with respect to certain potential environmental liabilities. See "Contingencies," below.

         As previously disclosed, Mako had been seeking additional debt or equity financing in order to meet its cash requirements and to continue as a going concern. The Transaction provided not only an opportunity for Mako to substantially increase its equity and obtain the needed infusion of cash and assets, but also the opportunity to take advantage of Tracker's marketing and management expertise and distribution network. In order to avoid the delay in consummating the Transaction that would have resulted from seeking shareholder approval prior to closing, and given the fact that, following the Transaction, the number of shares of Common Stock owned by Tracker would be well in excess of the minimum number required for shareholder approval, it was determined that it would be in the best interest of Mako to effect the Amendment following the consummation of the Transaction. There was no legal requirement that Mako obtain shareholder approval for the Transaction or the Amendment prior to the consummation of the Transaction.

         Reason for the Amendment

         The purchase and sale of the Mako Shares was effected pursuant to a stock purchase agreement dated January 16, 1997 between Tracker and Mako (the "Stock Purchase Agreement"). In order to permit Tracker the ability to retain at least an 80% interest in Mako (which was required by Tracker as a condition to its entering into the Stock Purchase Agreement), the Stock Purchase Agreement provided for the following:

                  (1) For a period commencing January 16, 1997 and ending August 23, 2000 (the "Period"), Mako will issue to Tracker (i) 1,800,000 shares of Common Stock, if, at any time during the Period, the market price of the Common Stock is $5 or more during a period of ten consecutive trading days, (ii) an additional 1,800,000 shares of Common Stock, if, at any time during the Period, the price of the Common Stock is $6 or more during a period of ten consecutive trading days, (iii) an additional 3,629,000 shares of Common Stock, if, at any time during the Period, the market price of the Common Stock is $7 or more during a period of ten consecutive days (such shares being referred to herein as the "Contingent Shares"); and

                  (2) The grant by Mako to Tracker of an option to acquire additional shares of Common Stock at $1.50 per share (the "Anti-Dilution Shares"), which option may only be exercised by Tracker upon the issuance by Mako of any Derivative Shares, and only to the extent required to permit Tracker to maintain an 80% interest in Mako (without regard to Mako's issuance of any shares other than the Derivative Shares).

         To the extent that Contingent Shares and/or Anti-Dilution Shares are issued, the percentage equity interest of the Public Shareholders in Mako will be diluted. Further, any issuance of Contingent Shares and/or Anti-Dilution Shares could adversely affect Mako's per share earnings.

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         Currently,  there are 15,000,000  shares of Common Stock  authorized by
Mako's Articles of Incorporation, of which 9,055,000 are issued and outstanding, leaving 5,945,000 shares available for issuance. Of the 5,945,000 available for issuance, a total of 3,622,900 shares of Common Stock are reserved for issuance of the Derivative Shares. The remaining 2,322,100 shares of Common Stock which are unreserved and available for future issuance are not sufficient to cover the combined number of shares required to satisfy Mako's obligation with respect to the issuance of Contingent Shares and Anti-Dilution Shares.

         Mako has determined that the maximum number of shares of Common Stock that would be required under any likely combination of occurrences or actions in connection with the Derivative Shares, Contingent Shares and the Anti-Dilution Shares will not exceed approximately 27,000,000 shares of Common Stock. Increasing the authorized shares of Common Stock by 15,000,000 shares, to a total of 30,000,000 authorized shares, should, in combination with the number of shares currently outstanding and reserved for the issuance of Derivative Shares, permit Mako to reserve sufficient shares to meet its obligations to Tracker with
respect to the Contingent Shares the Anti-Dilution Shares. Mako    currently
has no plans to issue any shares of Common  Stock other than with respect to the
Derivative Shares, the Contingent Shares       , the Anti-Dilution Shares    and
shares issued upon the exercise of any options granted in the future.

         The Board of Directors of Mako, as constituted prior to the completion of the Transaction, authorized the Amendment to Mako's Articles of Incorporation to increase the number of shares of Common Stock from 15,000,000 to 30,000,000, subject to the closing of the Transaction, and has recommended that the Amendment be submitted for shareholder approval. See "General." As indicated above, Tracker, as the holder of 7,330,000 of Common Stock, constituting a majority of the outstanding shares of Common Stock required to approve the Amendment, has approved the Amendment pursuant to its written consent dated April 15, 1997.

         Terms of the Amendment

         The Amendment approved by the written consent of Tracker will increase the number of authorized shares of Mako Common Stock from 15,000,000 shares to 30,000,000 shares. The first paragraph of Article FOURTH of Mako's Articles of Incorporation, as amended, will read as follows:

                  "FOURTH: the number of shares of capital stock that the corporation is authorized to issue is 32,000,000, of which 2,000,000 shares shall be Preferred Stock and 30,000,000 shares shall be Common Stock."

         Mako's Board recommended approval of the Amendment to Tracker, and Tracker executed and delivered to Mako its written consent approving the Amendment in accordance with Section 607.0704 of the Florida Business Corporation Act, which provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the action is taken by holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all voting shares entitled to vote thereon were present and voted. Under Florida law, an amendment to articles of incorporation requires approval by a majority
of the votes entitled to be cast with respect to the    Amendment    .

         This Information Statement constitutes notice to the Public Shareholders of the foregoing written consent received from Tracker. The action consented to by Tracker is not an action for which dissenters' rights are provided under the Florida Business Corporation Act.

         Description of Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that holders of more than 50% of the shares of Common Stock voted can elect all of the directors then being elected. Since Tracker currently holds approximately 81% of the outstanding shares of Common Stock, it can generally authorize or

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
approve any action required to be authorized or approved by the shareholders of Mako, including the election of the entire board of directors of Mako, without any further shareholder approval. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Mako, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the Common Stock.

         Security Ownership of Certain Beneficial Owners and Management

         The following table provides information, as of May 30, 1997 with respect to (i) any person known to Mako to be the beneficial owner of five percent or more of the outstanding shares of Common Stock of Mako, (ii) each Director and certain executive officers of Mako, and (iii) all Directors and executive officers as a group. For the purpose of computing the percentage of the shares of Common Stock owned by each person or group listed in this table, any shares not outstanding which are subject to options or warrants exercisable within 60 days have been deemed to be outstanding and owned by such person or group, but have not been deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person. Except as otherwise indicated below, each of the persons named below is believed by Mako to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person.

                                   Amount and Nature
                                     of Beneficial             Percent of
     Name and Address of          Ownership of Shares             Class
      Beneficial Owner              of Common Stock            Outstanding

Douglas W. Baena                      52,500(1)                      *
  Summit Aventura
  3040 NE 190th, Apt. 03-104
  Aventura, FL 33180

Joseph J. Messina                     37,500(2)                      *
  44 Madison Avenue
  New York, NY 10017

Bruce Foerster                         3,000(3)                      *
  4045 Sheridan Avenue
  Suite 432
  Miami Beach, FL 33140

Kenneth Burroughs                        (4)                         *
  2845 South Oak Avenue
  Springfield, MO  65804

Susie Henry**                            (4)                         *
  2524 East Broadmoor
  Springfield, MO  65804

Larry Mueller**                          (4)                         *
  4237 East Serenade
  Springfield, MO  65809

Joe C. Greene                            (4)                         *
  1340 East Woodhurst
  Springfield, MO  65804


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Stephen W. Smith                         (5)                         *
  3721 South Burge Avenue
  Springfield, MO  65807

Richard N. Reyenger (6)               35,000(7)                      *
9526 Butler Drive
Brentwood, TN  37027

Tracker Marine, L.P                7,330,000(8)                     80.9%
  1915-C South Campbell
  Springfield, MO 65804

All Directors and executive                                          *
  officers as a group (9 persons)




*        Less than one percent

** Susie Henry is the sister, and Larry Mueller is the brother-in-law, of John L. Morris. See note 8 below.

(1) Includes: 12,500 shares that may be purchased upon exercise of Public Warrants; 5,000 shares, of which 2,500 shares may be purchased upon exercise of Public Warrants held by Mr. Baena's former wife (as to which he disclaims beneficial ownership); and 20,000 shares, of which 10,000 shares may be purchase upon exercise of Public Warrants held in trust for the benefit of Mr. Baena's children.

(2) Includes: 5,000 shares that may be purchased upon exercise of Public Warrants and 25,000 shares that may be purchased upon exercise of an option granted by Mako's Board of Directors.

(3) Consists of shares that may be purchased upon exercise of options granted under Mako's 1995 Stock Option Plan.

(4)      Designated  by Tracker  pursuant to the Stock  Purchase  Agreement  and appointed by the Mako Board of Directors effective upon the consummation of the Transaction. No shares of Common Stock are beneficially owned by any of the four Tracker designees.

(5) Mr. Smith, who is the Chief Financial Officer of Tracker and Mako, owns beneficially no shares of Common Stock.

(6) Mr. Reyenger was appointed President of Mako effective May 27, 1997 (the "Commencement Date").

(7) Consists of shares that may be purchased upon the exercise of an option granted by the Mako Board at an option price of $2.125 per share (the closing price on the first trading day preceding the Commencement
         Date), which option is exercisable in whole and from time to time in part during the 60 month period commencing on the Commencement Date.


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(8)      All of these  shares  were  acquired  by Tracker  pursuant  to and upon
         consummation  of  the  Transaction.   Tracker  is  a  Missouri  limited
         partnership whose sole general partner is JLM Management Company ("JLM"), a privately-held Missouri corporation. John L. Morris, of Springfield, Missouri, is the sole director of JLM and, through a
         revocable  trust,   the  indirect   beneficial  owner  of  all  of  the
         outstanding capital stock of JLM. Accordingly, Mr. Morris and JLM may also be considered the beneficial owners of these shares.


         Certain Relationships and Related Transactions

         Douglas W. Baena and Joseph W. Messina, each of whom are current directors of Mako, have been directors of Mako since its inception and, through their interest in CAVC, controll CAVC which was the principal shareholder of Mako until the consummation of the Transaction with Tracker. Messrs. Baena and Messina are, directly or, in the case of Mr. Messina, indirectly through his wholly-owned corporation, principal shareholders of CAVC and together, constitute all of the directors of CAVC.

         Commencing in February 1994, a group of investors, including Douglas W. Baena and Joseph J. Messina (through his wholly-owned corporation), formed CAVC and from time to time thereafter until the closing of the Transaction, provided Mako with an aggregate $1.9 million. In February 1994, CAVC agreed to provide Mako Marine, Inc. ("Old Mako") with working capital advances, and, upon certain conditions, to acquire Old Mako's defaulted bank debt. Thereafter, CAVC acquired such defaulted debt by paying the bank $500,000 in cash and giving the bank its promissory note in the principal amount of $1.5 million. In August 1994, CAVC foreclosed on the defaulted bank debt and acquired substantially all of the boat manufacturing assets of Old Mako, consisting primarily of property and equipment, patents and trademarks, accounts and inventory. Concurrently therewith, CAVC agreed to indemnify Robert Schwebke, the founder of Old Mako, to the extent of approximately $816,400, against certain preacquisition tax liabilities of old Mako. CAVC also assumed certain liabilities of Old Mako of approximately $1 million. CAVC then conveyed the acquired assets of Old Mako to Mako in exchange for (a) 930,000 shares of Common Stock, (b) $900,000 of purchase money debt from Mako (the "CAVC Debt"), the assumption by Mako of CAVC's $1.5 million note payable to the Bank, (d) CAVC's indemnity obligations to Robert Schwebke and (e) CAVC's assumed or incurred liabilities of Old Mako.

         As of March 29, 1997, the outstanding balance of the CAVC Debt was $900,000. The CAVC Debt bears interest at the rate of nine percent per annum and is payable in 24 monthly installments, commencing in November 1997. The obligation is secured by Mako's inventory, accounts receivable, property and equipment and intangibles and is partially subordinated to certain other indebtedness of Mako, including indebtedness to CreditAmerica, Inc., discussed below.

         From time to time, CreditAmerica, Inc. ("CreditAmerica"), an equipment leasing and finance company wholly-owned by Mr. Baena, has made revolving credit advances to Mako for working capital purposes. As of March 29, 1997, the outstanding principal balance owed by Mako to CreditAmerica was $385,906. This obligation bears interest at the rate of nine percent per annum and is collateralized by Mako's accounts receivable and inventories.

         As an addition to the closing of the Transaction, Tracker required that the employment agreement of certain officers of Mako, including Mr. Baena, be amended to provide for, among other things, Mako's right to terminate such employment agreements upon reasonable notice and severance pay. Mr. Baena's employment agreement was amended to provide for such termination upon the giving of at least 30 days prior written notice and, upon such termination, a severance pay of $75,000 payable in 12 monthly installments of $6,250 each. As previously announced, Mr. Baena's employment with Mako as its Chief Executive Officer was terminated and Mr. Baena is currently receiving severance pay in accordance with his employment agreement, as amended.


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         Contingencies

         The Company leases its plant and office facilities (the "Property") under an operating lease (the "Lease") from the principal stockholder of Mako Marine, Inc. ("Old Mako"). The Lease requires monthly payments aggregating $542,400 annually and taxes associated with the property. The Lease, which expires July 2001, provides for two seven-year renewal options. The Lease was amended on January 16, 1997 to provide for (i) an option on the part of the Company to terminate the Lease on January 16, 1999 upon the giving of appropriate notice of the exercise of such option and the concurrent payment of a lease termination fee in the amount of $330,000, and (ii) a one-year option on the part of the Company to purchase the property from the lessor at a purchase price of $5,000,000.

         Both before and after the Company's acquisition of the assets of Old Mako, there have been, and continue to be, defaults by its landlord relating primarily to payment of real estate taxes under the mortgages encumbering the Property (individually, a "Mortgage" and collectively, the "Mortgages"). The holder of the first Mortgage had agreed to forbear from exercising its remedies (including foreclosure) until February, 1997 so long as no further events of default occurred. Although, to the Company's knowledge, no further defaults have occurred, such forbearance by the first Mortgage holder has not been reinstated. The holder of the second Mortgage for which the last payment is owed in June 2000, has not waived past defaults, consisting primarily of the failure to pay Old Mako's real estate taxes. If the current defaults under the Mortgages continue or if other defaults by the landlord should occur, or if the Company defaults under the Lease, the Lease could be terminated. The Company believes that (i) it is not likely that either Mortgage holder would institute foreclosure proceedings on the Property unless additional defaults by the landlord should occur and, (ii) if foreclosure proceedings were commenced, the Company could either acquire the Property or find suitable alternative premises to house its facility on terms at least as favorable as those contained in the Lease. However, any relocation to new premises would likely cause significant production delays and at substantial expense.

         In connection with an amendment to its agreement with a supplier of marine engines, effective January 16, 1997, the Company is no longer required to meet any minimum purchase commitments, and no amounts are owing such engine supplier with respect to prior deficiency penalties.

         The Company's employment agreement with Douglas W. Baena, its former Chairman of the Board and Chief Executive Officer, was amended to provide for, among other things, Mako's right to terminate such employment contract upon the giving of at least 30 days written notice to Mr. Baena and, upon such termination, a severance payment of $75,000 payable in twelve monthly installments of $6,250 each. Mr. Baena's employment contract with the Company was terminated in March 1997, whereupon Mr. Baena resigned from all offices held by him. Mr. Baena continues to serve as a director of the Company.

         Effective May 27, 1997, Richard N. Reyenger was appointed President of Mako, and the Company entered into an employment contract with Mr. Reyenger providing for, among other things: (a) a three year term; (b) a annual base salary of $175,000; (c) a performance bonus based upon achievement of certain financial and other performance goals set by the Company during the first quarter of each year; and (d) a five-year option to acquire up to 35,000 shares of the Company's common stock at $2.125 per share. See note 7 of "Security Ownership of Certain Beneficial Owners and Management."

         In connection with Tracker's due diligence review, certain potential environmental issues related to the Property were discovered and additional testing and analysis were completed to determine the extent of such contamination and whether or not such contamination arises from on-site or off-site sources. By amendatory Letter Agreement dated January 16, 1997 among the Company, CAVC and Tracker, it was agreed among the parties that CAVC would deposit in escrow the sum of $1,310,000 to secure CAVC's obligations with respect to Remedial Costs. Under the terms of such amendatory Letter Agreement, the Company is obligated to pay the first $100,000 of Remedial Costs. Thereafter, such costs are paid in consecutive increments of $200,000 and $50,000 by CAVC and the Company, respectively, until the Remedial Costs reach $1,710,000. As a result of the foregoing, the Company is responsible for


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
payments of up to $400,000 in respect of the first $1,710,000 of Remedial Costs, and for such amounts, if any, in excess of $1,710,000. Additional reports received by the Company from its environmental engineers during the third quarter of fiscal 1997 appear to confirm management's previously disclosed preliminary belief that a majority of the potential contamination on, in or under the Property comes from off-site sources, and that the Company will not incur material losses as a result of its limited obligation with respect to the Remedial Costs. Discussions will be held with the Florida Department of Environmental Resources Management to determine what if any remedial action is appropriate.

         In April 1997, the Florida Department of Revenue (the "Department") rendered a Transferee Liability Notice of Assessment and Jeopardy Finding (the "Assessment") alleging that the Company, as a transferee of Old Mako, is liable for delinquent sales tax, penalties and interest of $1,650,843.77. Based upon additional information furnished by the Company, the Assessment has been withdrawn by the Department, with no liability with respect to such sales tax liability incurred by the Company.

         The Company sells its boats to independent dealers who typically finance the purchases through "floor plan" financing arrangements with lenders. In connection with the floor plan financing with certain dealers, the Company guarantees directly to lenders that it will repurchase boats with unencumbered titles which are in unused condition if the dealer defaults on its obligation to repay the loan. During the year ended June 29, 1996 and the 11th month period ended July 1, 1995, returns were insignificant. The Company pays certain floor plan fees as part of this arrangement, which totaled approximately $246,000 for the year ended June 29, 1996 and $370,000 for the 9-month period ended March 29, 1997.

         As previously disclosed, the Company has been named as a defendant in several lawsuits involving the operations of Old Mako, some of which allege liability on the part of the Company as the successor to Old Mako. CAVC has agreed to indemnify the Company from any losses and expenses in excess of $150,000 arising out of claims against the Company for liabilities of Old Mako that were not assumed in August 1994. While there can be no assurance as to the outcome of these actions, the Company believes that it has meritorious defenses to all of such actions and that such actions, either individually or in the aggregate, will not have a material adverse effect on the Company's financial position or operations.

         Financial and Other Information

         For a description of the financial information presented herein, see the Index to Financial Statements and Other Information beginning on page F-1 hereof.

               INDEX TO FINANCIAL STATEMENTS AND OTHER INFORMATION

FINANCIAL STATEMENTS AS OF AND FOR THE TWELVE MONTH PERIOD ENDED JUNE 29, 1996 OF MAKO, AND RELATED MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION.

Report of BDO Seidman, LLP, independent certified public
accountants of Mako, dated August 21, 1996............................    F - 3

Balance Sheet as of June 29, 1996.....................................    F - 4

Statements of Operations for the year ended June 29, 1996,
the eleven months ended July 1, 1995 and the one month
ended July 31, 1994...................................................    F - 6

Statements of Stockholders' Equity at June 29, 1996 and
July 1, 1995..........................................................    F - 7

Statements of Cash Flows for the year ended June 29, 1996, the eleven
months ended July 1, 1995 and the one month ended July 31, 1994.......    F - 8

Notes to Financial Statements.........................................    F - 9

Management's Discussion and Analysis of Financial Condition...........    F - 23


UNAUDITED FINANCIAL STATEMENTS AS OF AND FOR THE     NINE    MONTH  PERIOD ENDED
   MARCH 29, 1997     OF MAKO, AND RELATED MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION.

Unaudited Balance Sheet at    March 29, 1997    ......................    F - 27

Unaudited Statements of Operations for the three-months and
   nine    -months ended    March 29, 1997 and March 30, 1996    .....    F - 28

Statements of Cash Flows at    March 29, 1997 and March 30, 1996    ...   F - 29

Notes to Financial Statements...........................................  F - 30

Management's Discussion and Analysis of Financial Condition......  F -    35

FINANCIAL STATEMENTS OF THE SALTWATER BOAT BUSINESS REGARDING THE COMBINED ASSETS AND OPERATIONS OF THE SILVER KING AND SEACRAFT BOAT DIVISIONS OF TRACKER AS OF AND FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 28, 1996.

Report of Independent Public Accountants.........................     F - 40

Combined Statement of Net Assets as of December 28, 1996.........     F - 41

Combined Statement of Operations and Changes in Net Assets for the
fiscal year ended December 28, 1996..............................     F - 42

Combined Statement of Cash Flows for the fiscal year ended
December 28, 1996................................................     F - 43

Notes to Combined Financial Statements...........................     F - 44

UNAUDITED PROFORMA FINANCIAL STATEMENTS REGARDING THE COMBINATION OF
MAKO AND THE SILVER KING AND SEACRAFT BOAT DIVISIONS OF TRACKER AS OF AND FOR THE PERIODS INDICATED.

Proforma Combined Balance Sheet at December 28, 1996.............     F - 46

Proforma Combined Statement of Operations for the six-months
ended December 28, 1996..........................................     F - 47

Proforma Combined Statement of Operations for the year
ended June 29, 1996..............................................     F - 48

   Proforma Combined Statement of Operations for the six-months ended December 28, 1996.............................................  F - 49

Notes to Unaudited Proforma Combined Financial Statements........     F - 50

Report of Independent Certified Public Accountants


To the Board of Directors
Mako Marine International, Inc.
Miami, Florida

We have audited the accompanying balance sheet of Mako Marine International, Inc. as of June 29, 1996 and the related statements of operations, stockholders' equity and cash flows for the year ended June 29, 1996 and the eleven months ended July 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Company's financial statements referred to above present fairly, in all material respects, the financial position of Mako Marine International, Inc. at June 29, 1996 and the results of its operations and its cash flows for the year ended June 29, 1996 and the eleven months ended July 1, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and negative cash flow from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                 /S/ BDO Seidman, LLP
August 21, 1996                                  BDO Seidman, LLP
West Palm Beach, Florida

================================================================================
June 29, 1996
--------------------------------------------------------------------------------

Assets (Note 6)
  Current
    Cash                                                            $   530,123
    Accounts receivable, less allowance for
      possible losses of $58,279                                      1,253,163
    Inventories (Note 4)                                              2,277,995
    Prepaids and other                                                  178,902
--------------------------------------------------------------------------------


   Total current assets                                               4,240,183

   Property and equipment, net (Note 5)                               3,064,115

   Other assets                                                         139,027
--------------------------------------------------------------------------------



                                                                    $ 7,443,325
================================================================================

                                                                     Mako Marine
                                                             International, Inc.

                                                                   Balance Sheet
================================================================================
June 29, 1996
--------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Liabilities
  Current liabilities
    Accounts payable                                                $ 2,256,428
    Accrued expenses                                                    541,199
    Accrued interest payable                                            183,736
    Advance-CreditAmerica (Note 6)                                      385,906
    Indemnities-current portion (Note 7)                                 85,178
    Long-term debt-current portion (Note 6)                             500,550
--------------------------------------------------------------------------------

  Total current liabilities                                           3,952,997
  Note payable-CAVC (Note 6)                                            900,000
  Indemnities, less current portion (Note 7)                            227,142
  Long term debt-less current portion (Note 6)                        1,431,897
--------------------------------------------------------------------------------

Total liabilities                                                     6,512,036
--------------------------------------------------------------------------------

Commitments and contingencies (Note 9)

Stockholders' equity (Note 11)
  Preferred stock, 2,000,000 shares authorized;
    none issued                                                              --
  Common stock, $.01 par value, 15,000,000
    shares authorized; 2,655,000
    shares issued and outstanding                                        26,550
  Additional paid-in capital                                          6,317,873
  Deficit                                                            (5,413,134)
--------------------------------------------------------------------------------

  Total stockholders' equity                                            931,289
--------------------------------------------------------------------------------

                                                                    $ 7,443,325
================================================================================

                                 See accompanying notes to financial statements.

                                                                                 Mako Marine
                                                                         International, Inc.

                                                                    Statements of Operations
=============================================================================================
                                                          The Company                Old Mako
                                                ----------------------------       ----------
                                                Year Ended     Eleven Months        One Month
                                                  June 29,        Ended July       Ended July
                                                      1996           1, 1995         31, 1994
----------------------------------------------------------------------------------------------

                                                                                   (unaudited)
Net sales (Note 12)                            $19,863,331       $14,068,787       $1,064,616
Cost of products sold                           17,817,667        13,098,899        1,030,072
----------------------------------------------------------------------------------------------

Gross profit                                     2,045,664           969,888           34,544
----------------------------------------------------------------------------------------------

Expenses:
   Selling, general and administrative           4,548,703         3,037,398          224,490
   Interest                                        312,174           320,237           29,371
   Other                                           243,827           128,422            9,239
----------------------------------------------------------------------------------------------

Total expenses                                   5,104,704         3,486,057          263,100
----------------------------------------------------------------------------------------------

Loss before other income                        (3,059,040)       (2,516,169)        (228,556)
Other income                                       103,265            58,810              344
----------------------------------------------------------------------------------------------

Net loss                                       $(2,955,775)      $(2,457,359)      $ (228,212)
==============================================================================================

Net loss per common share                      $     (1.19)      $     (2.43)      $       --
==============================================================================================

Average number of common shares                  2,484,662         1,010,625               --
==============================================================================================
                                 See accompanying notes to financial statements.

                                       F-6

                                                                                 Mako Marine
                                                                          International, Inc.

                                                           Statements of Stockholders' Equity
==============================================================================================
                                      Common Stock     Additional
                                    ----------------      Paid-in
                                    Shares    Amount      Capital       Deficit         Total
----------------------------------------------------------------------------------------------

Issuance of common stock,
  August 2, 1994                   930,000   $ 9,300   $  490,700   $        --   $   500,000
Capital contribution                    --        --      500,000            --       500,000
Sale of warrants (Note 11)              --        --       37,000            --        37,000
Net loss, eleven months ended
  July 1, 1995                          --        --           --    (2,457,359)   (2,457,359)
----------------------------------------------------------------------------------------------

Balance, July 1, 1995              930,000     9,300    1,027,700    (2,457,359)   (1,420,359)

Net proceeds from
  Initial public offering        1,725,000    17,250    5,290,173            --     5,307,423
Net loss, year ended
  June 29, 1996                         --        --           --    (2,955,775)   (2,955,775)
----------------------------------------------------------------------------------------------

Balance, June 29, 1996           2,655,000   $26,550   $6,317,873   $(5,413,134)  $   931,289
==============================================================================================


                                 See accompanying notes to financial statements.

                                       F-7

                                                                                  Mako Marine
                                                                          International, Inc.

                                                           Statements of Cash Flows (Note 10)
=============================================================================================
                                                          The Company                Old Mako
                                                 ----------------------------      ----------
                                                 Year Ended     Eleven Months       One Month
                                                   June 29,        Ended July      Ended July
                                                       1996           1, 1995        31, 1994
----------------------------------------------------------------------------------------------

                                                                                   (unaudited)
Operating activities:
  Net loss                                      $(2,955,775)      $(2,457,359)     $ (228,212)
  Adjustments to reconcile net loss
   to net cash used in operating activities:
     Provision for depreciation                     562,359           474,100           2,601
     Amortization of deferred loan cost             164,054           128,422              --
     Changes in operating assets and
      liabilities, exclusive of the
      acquisition of Old Mako (Note 3):
      Decrease (increase) in accounts
        receivable                                 (598,514)         (313,727)         87,280
      Increase in inventories                      (505,517)         (439,723)       (232,524)
      Decrease (increase) in prepaids
        and other assets                            262,676          (769,498)        (34,159)
      Increase in accounts payable,
        accrued expenses and
        accrued interest payable                    592,798         1,466,987         573,928
----------------------------------------------------------------------------------------------

   Net cash provided by (used in)
     operating activities                        (2,477,919)       (1,910,798)        168,914
----------------------------------------------------------------------------------------------

Investing activities:
   Net cash used in investing activities --
     Purchase of property and equipment            (645,117)         (451,932)             --
----------------------------------------------------------------------------------------------

Financing activities:
  Proceeds from borrowings                          280,000         2,117,691              --
  Principal payments on debt and
   indemnities                                   (2,226,225)               --        (271,823)
  Issuance of common stock                        5,307,423                --              --
  Capital contribution                                   --           500,000              --
  Decrease (increase) in restricted cash            200,000          (200,000)             --
  Proceeds from sale of warrants                         --            37,000              --
----------------------------------------------------------------------------------------------

   Net cash provided by (used in)
     financing activities                         3,561,198         2,454,691        (271,823)
----------------------------------------------------------------------------------------------

Net increase (decrease) in cash                     438,162            91,961        (102,909)
Unrestricted cash, beginning of period               91,961                --         102,909
----------------------------------------------------------------------------------------------

Unrestricted cash, end of period                $   530,123       $    91,961      $       --
==============================================================================================


                                 See accompanying notes to financial statements.

                                       F-8

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================

1.   Summary of Significant Accounting Policies

Business

Mako Marine International, Inc. (the Company) is engaged in the manufacture and sale of offshore fishing and pleasure boats. Sales are concentrated on the eastern coast of the United States, with a particular emphasis on Florida. The balance of the Company's sales are made in the Gulf Coast, Great Lakes Regions, West Coast and foreign markets.


Basis of Presentation

On August 2, 1994, the Company acquired the boat manufacturing assets of Mako Marine, Inc. ("Old Mako") and assumed and incurred certain liabilities and indemnities from an affiliate in a transaction accounted for as a purchase. The financial statements presented for the one month ended July 31, 1994 have been derived from the financial statements of Old Mako and exclude the business operations of that company that were not acquired as a result of the acquisition.

The Company has chosen the Saturday closest to June 30 as its year-end.


Inventories

Inventories are stated at the lower of cost or market, with cost being determined using the first-in, first-out (FIFO) method.


Property and Equipment

Property and equipment is stated on the cost basis. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets, five to seven years.


Revenue Recognition

Revenue from the sale of boats is recognized upon shipment. No sales return provision has been recorded based on the Company's historical experience.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


1.   Summary of Significant Accounting Policies (Continued)

Net Loss Per Common Share

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Topic 4-D, stock issued and stock options and warrants granted during the twelve month period preceding the date of the Company's initial public offering (the "IPO") (August 23, 1995) have been included in the calculation of weighted average shares of common stock outstanding for the year ended June 29, 1996.


Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted rates that will be in effect when the differences are expected to reverse.


Warranty Reserves

The Company furnishes warranties on its manufactured products for periods ranging from one to five years and provides for warranty related expenses and accruals as a percentage of net sales based on historical experience.


Advertising Expense

Advertising expenses are charged to operations during the year in which they are incurred. Advertising expenses for the year ended June 29, 1996 and the eleven months ended July 1, 1995 were approximately $1,036,000 and $840,000.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


1.   Summary of Significant Accounting Policies (Concluded)

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation.


Fair Value of Financial Instruments

The Company's current assets and certain current liabilities approximate fair value as of June 29, 1996. Due to the Company's financial position, the fair value of debt including amounts due to related parties cannot be estimated.


Recent Accounting Pronouncements

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" (SFAS 121), which is effective for fiscal years beginning after December 15, 1995. SFAS 121 requires losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt SFAS 121 in fiscal 1997 and, based on current circumstances, the Statement will not have a material impact on the financial condition, operations or cash flows of the Company.

In October 1995, the FASB issued SFAS 123 "Accounting for Stock-Based Compensation". SFAS 123 allows companies to continue to account for their stock option plans in accordance with APB Opinion 25 but encourages the adoption of a new accounting method which requires the recognition of compensation expense based on the estimated fair value of employee stock options. Companies electing not to follow the new fair value based method are required to provide expanded footnote disclosures, including pro forma net income and earnings per share, determined for fiscal years beginning after December 15, 1995. Management intends to continue to account for its stock option plans in accordance with APB Opinion 25 and provide supplemental disclosures as required by SFAS 123 beginning in fiscal 1997.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


2.   Going Concern and Management's Plans

The Company's financial statements for the year ended June 29, 1996 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company sustained net losses of $2,955,775 and $2,457,359 for the year ended June 29, 1996 and the eleven months ended July 1, 1995, and negative cash flow from operations of $2,477,919 and $1,910,798 for the year ended June 29, 1996 and the eleven months ended July 1, 1995. These matters raise substantial doubt about the Company's ability to continue as a going concern.

As a result of the Company's losses and negative cash flow from operations, the Company needs to achieve profitable operations and/or obtain additional debt or equity financing. Management's plans in this regard are as follows: (i) The Company is considering both debt and equity offerings that might or might not be part of acquisitions that the Company is reviewing; (ii) Through an expanded network of dealers, the Company has increased its sales from comparable periods in the prior year. Management believes that this, along with more effective advertising, will allow for an expansion of its sales base for 1997; (iii) during 1996, the Company implemented a re-engineering plan, with an emphasis on cost control. Pursuant to this plan, during the first quarter of 1997, the Company reduced management salaries by $200,000 by restructuring responsibilities. Further, management has instituted Quality Teams, whereby groups of employees are assigned certain models of boats to build as a team. Management believes that this concept will significantly reduce the labor hours required to build each model while also reducing material usage on a per boat basis.

There can be no assurance that these anticipated improvements in operations or the aforementioned financing can be achieved or available to the Company on acceptable terms. If the Company is unable to improve operations or obtain adequate additional financing, management will be required to sharply curtail certain of the Company's operations.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


3.   Acquisition

In February 1994, CreditAmerica Venture Capital ("CAVC") agreed to provide Old Mako with working capital advances and, upon certain conditions, to acquire Old Mako's defaulted bank debt. Thereafter, CAVC acquired such defaulted debt by paying the bank $500,000 in cash and giving the bank a promissory note in the principal amount of $1.5 million. On August 2, 1994, CAVC foreclosed the defaulted bank debt and acquired substantially all of the boat manufacturing assets of Old Mako, concurrently assuming certain liabilities of approximately $281,000, incurring certain transactional liabilities of $783,000 and indemnifying the former principal stockholder of Old Mako in the amount of approximately $816,000. CAVC then conveyed the acquired assets, assumed and incurred liabilities and indemnifications to the Company at cost, including the recording of a note payable of $900,000 to CAVC by the Company, in exchange for 930,000 shares of the Company's common stock. The transaction was accounted for by the Company as a purchase. Accordingly, the cost basis of CAVC was assigned to the assets acquired based on their estimated fair values (primarily based on an appraisal of the property, equipment and molds) at the date of acquisition (See Note 10).


4.   Inventories

As of June 29, 1996, inventories by major classification is as follows:
--------------------------------------------------------------------------------

Finished products                                                 $   607,986
Work-in-process                                                       560,973
Raw materials and supplies                                          1,109,036
--------------------------------------------------------------------------------
                                                                  $ 2,277,995
================================================================================


5.   Property and Equipment

As of June 29,  1996,  property  and  equipment  by major  classification  is as follows:
--------------------------------------------------------------------------------

Furniture and fixtures                                            $   264,606
Machinery and equipment                                               732,085
Molds                                                               3,055,669
Vehicles and trailers                                                  48,214
--------------------------------------------------------------------------------
                                                                    4,100,574
Less accumulated depreciation                                       1,036,459
--------------------------------------------------------------------------------

                                                                   $ 3,064,115
================================================================================

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


6.   Debt

The Company's $900,000 note payable to CAVC bears interest at 9% and is payable in 24 equal monthly installments, commencing November 1997. The obligation is collateralized by accounts receivable, inventory, property and equipment and intangibles and is partially subordinate to the note payable to CreditAmerica, Inc., note payable to bank and to supplier discussed below.

The note payable to CreditAmerica, Inc. (an entity controlled by an individual who is an officer of the Company and a stockholder of CAVC) amounting to $385,906 is payable on or after September 1, 1996 with interest at 9%. Accrued interest is due on demand. The obligation is collateralized by accounts receivable and inventories.

As of June 29, 1996, long-term debt consists of the following:
--------------------------------------------------------------------------------

Note payable to bank bearing interest
  at 9% (see below)                                               $ 1,315,744

Non-interest bearing note payable to supplier,
 interest imputed at 9.5% (see below)                                 616,703
--------------------------------------------------------------------------------
                                                                    1,932,447
Less current portion                                                  500,550
--------------------------------------------------------------------------------
                                                                  $ 1,431,897
================================================================================


The 9% note payable to bank is payable interest only monthly through August 1995, $93,413 principal and interest payable quarterly thereafter with a balloon payment due June 1999, collateralized by substantially all assets, partially subordinated to the note payable to related party and partially subordinate to the note payable to CAVC (Note 9).

The non-interest bearing note payable to supplier is payable from a) rebates on purchases of marine engines from the supplier through January 1999 or b) by a combination of rebates and cash payments through January 1999 in the event that certain minimum engine purchase requirements are not met, collateralized by marine engine inventory and patents and trademarks (Note 9).

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


6.   Debt (Concluded)

As of June 29, 1996, approximate maturities of long-term debt are as follows:

Year ending
--------------------------------------------------------------------------------

1997                                                            $  501,000
1998                                                               548,000
1999                                                               435,000
2000                                                               448,000
--------------------------------------------------------------------------------

                                                                $1,932,000
================================================================================


7.   Indemnities

In connection with CAVC's conveyance of substantially all of the business and assets of Old Mako to the Company and the Company's assumption of certain liabilities as discussed in Note 3, the Company indemnified the former principal stockholder of Old Mako against a Small Business Administration (SBA) loan of $387,488 and certain payroll tax liabilities limited to $342,759. The SBA loan bears interest at 4% and is payable $8,010 monthly including interest through November 1999. The payroll tax liability was paid during the year ended June 29, 1996.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
===============================================================================


8.   Income Taxes

As of June 29, 1996, the tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

--------------------------------------------------------------------------------
Deferred tax assets:
  Net operating loss carryforwards                               $ 2,155,000
  Allowance for possible losses
   and other                                                          52,000
  Warranty reserves                                                   90,000
--------------------------------------------------------------------------------
                                                                   2,297,000
Less valuation allowance                                           2,025,000
--------------------------------------------------------------------------------
Net deferred tax asset                                               272,000
--------------------------------------------------------------------------------
Deferred tax liabilities:
  Depreciation                                                      (272,000)
--------------------------------------------------------------------------------
Total deferred tax liability                                        (272,000)
--------------------------------------------------------------------------------
Net deferred income taxes                                        $         --
================================================================================


At June 29, 1996, the Company has a tax net operating loss carryforward of approximately $5,800,000 to offset future taxable income. The tax net operating loss carryforward will expire as follows:

Fiscal year ending
--------------------------------------------------------------------------------
2010                                                             $ 2,500,000
2011                                                             $ 3,300,000
================================================================================


Due to the effect of the IPO on the Company's ownership, under Section 382 of the Internal Revenue Code, the amount of net operating loss carryforwards originating prior to the date of the IPO (approximately $2,500,000) which may be utilized in any one year, is limited to approximately $219,000.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


9.   Commitments and Contingencies

The Company leases its plant and office facilities from the principal stockholder of Old Mako under an operating lease, requiring monthly payments aggregating $542,400 annually and taxes associated with the property. The lease, which expires July 2001, provides for two seven-year renewal options. For the year ended June 29, 1996, and the eleven months ended July 1, 1995, rental expense under the operating lease aggregated $577,656 and $517,203.

Both before and after the acquisition of the assets of Old Mako, there have been, and continue to be, defaults by its landlord relating primarily to payment of real estate taxes under the mortgages. The holder of the first mortgage has agreed to forbear from exercise its remedies (including foreclosure) until February, 1997 so long as no further events of default occur. At such time consideration will be given to reinstatement of the original maturity date of February 1999. The holder of the second mortgage for which the last payment is owed in June 2000, has not waived past defaults consisting primarily of the failure to pay Old Mako's real estate taxes.

If there are defaults under the mortgages on the manufacturing facility or the Company defaults under its lease, the Company's lease could be terminated. Any such termination would require the Company to relocate to new premises with significant production delays and at substantial expense.

In connection with an agreement with a supplier of marine engines, the Company may be liable for a deficiency penalty amounting to a maximum of approximately $80,000 if it is unable to meet certain purchase commitments required to amortize the note payable to the supplier (Note 6). At June 29, 1996, the Company did not expect to meet the minimum engine purchase requirements under the terms of the agreement and the Company anticipates that it will not purchase the minimum number of engines specified during calendar 1996. Management believes that the failure to meet this purchase requirement will not result in the termination of the contract nor have any material adverse effect on its results of operations.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


9.   Commitments and Contingencies (Continued)

The Company sells its boats to independent dealers who typically finance the purchases through "floor plan" financing arrangements with lenders. In connection with the floor plan financing with certain dealers, the Company guarantees directly to lenders that they will repurchase boats with unencumbered titles which are in unused condition if the dealer defaults on its obligation to repay the loan. The Company was contingently liable for approximately $5,700,000 under the terms of these agreements. During the year ended June 29, 1996 and the eleven months ended July 1, 1995, returns were insignificant. The Company pays certain floor plan fees as part of this arrangement. Floor plan fees totaled approximately $246,000 and $111,000 for the year and eleven months ended June 29, 1996 and July 1, 1995.

The Company has been named as a defendant in several lawsuits involving the operations of Old Mako. They are as follows: (i) On September 27, 1994, an action was commenced in St. Lucie County, Florida seeking recovery of $209,500 for legal services performed on behalf of Old Mako. The complaint asserts successor liability against the Company alleging the fraudulent transfer of assets of Old Mako to the Company and seeking the avoidance of the transfer of such assets. The Company denies any transferee liability. The litigation is in the discovery stage. (ii) On December 12, 1994, an action was commenced in Dade County, Florida seeking recovery of the sum of $157,000 plus interest and costs. The complaint alleges that the Company wrongfully and intentionally exercised dominion and control, and diverted to its own use, the materials sold to Old Mako and committed fraud in that it made false statements to the plaintiff to obtain the materials. The Company filed a motion to dismiss the complaint, and the complaint was dismissed. An amended claim was filed and the Company has filed a motion to dismiss the amended complaint. The court has not yet ruled on the motion to dismiss. (iii) On August 2, 1995, an amended impleader complaint was filed in Dade County, Florida seeking aggregated recovery of approximately $400,000. The complaint alleges that the manner in which the Company acquired the assets of Old Mako resulted in a fraudulent transfer by Old Mako and further results in the Company having successor liability for such judgements. The complaint seeks to avoid such transfers or liable the Company for the unpaid balance of the judgments. The Company has filed a motion to dismiss the case claiming that the assets were rightfully transferred. The court entered summary judgment in favor of the Company with respect to successor liability claims, and deferred ruling upon the fraudulent transfer claims until a future hearing. (iv) During June 1996, the Company was named as a defendant in a suit alleging that the Company is liable under a successor liability theory for an alleged breach of a sales representation agreement by Old Mako. The complaint seeks relief of $501,800. Management does not believe that it has any liability in this complaint and is in the process of obtaining counsel to defend the matter.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


9.   Commitments and Contingencies (Concluded)

Additionally, during July, 1996, an action was commenced in Palm Beach County, Florida against the Company seeking an unspecified amount. The Plaintiff alleges that the Company wrongfully failed to renew its dealer agreement. Management does not believe that it has any liability in this complaint.

The Company believes that all of the aforementioned actions are without merit. CAVC has agreed to indemnify the Company from any losses and expenses in excess of $150,000 arising out of claims against the Company for liabilities of Old Mako that were not assumed in August 1994. CAVC acknowledges that the lawsuits described in (i), (ii) and (iii) above are within the scope of the indemnity and the Company has no reason to believe that CAVC will not fulfill its obligations under such indemnity. While there can be no assurance as to the ultimate outcome of these actions, the Company believes that such actions will not have a material adverse effects on the Company's financial position or operations.

As of January 1, 1995, the Company entered into an employment agreement with its Chairman of the Board. The agreement expires three years from the date of the consummation of the IPO (August 23, 1995). Pursuant to the employment agreement, the Chairman of the Board is entitled to receive a salary totalling $170,000 annually. In addition, the Chairman of the Board is entitled to receive an annual bonus of not less than three quarters of one percent of the Company's net revenues for the prior fiscal year in excess of $20 million; the bonus is payable only if the Company earns pre-tax profits, and then only up to 10% of the pre-tax profits for such year.

The Company has employment arrangements with aggregate annual base payments of $200,000, expiring through June 1998. Additionally, the Company has entered into a consulting agreement with a former officer of the Company expiring June 30, 1997 for $50,000.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


10.  Supplemental Cash Flow Information

During the year ended June 29, 1996 and the eleven months ended July 1, 1995, cash of approximately $270,000 and $179,000 was paid for interest.

Noncash Investing and Financing Activities:

On August 2, 1994, the Company acquired the boat manufacturing business of Old Mako. In conjunction with the acquisition, assets were acquired and liabilities were assumed and incurred as follows:

--------------------------------------------------------------------------------

Fair value of assets acquired:
     Accounts receivable                                         $  340,922
     Inventories                                                  1,332,755
     Prepaids and other                                             103,583
     Property and equipment                                       3,003,525
--------------------------------------------------------------------------------
                                                                  4,780,785
--------------------------------------------------------------------------------
Liabilities assumed and incurred:
     Accounts Payable:
        Assumed                                                     281,000
        Incurred                                                    783,417
     Indemnities                                                    816,368
     Debt                                                         2,400,000
--------------------------------------------------------------------------------
                                                                  4,280,785
--------------------------------------------------------------------------------
Common stock issued to CAVC,
     valued at amount of CAVC's cash
     consideration paid upon the
     acquisition of Old Mako (Note 3)                            $  500,000
================================================================================

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


11.  Initial Public Offering, Warrants and Stock Option Plans

On August 23, 1995, the Company successfully completed its IPO for 1,725,000 units (consisting of one share of common stock and one stock warrant) which generated net proceeds of $5,307,423, net of expenses of $1,592,577.

In connection with the Company's IPO, 1,725,000 warrants were issued to the public. Each warrant entitles the holder to purchase one share of common stock for $4.00 per share during the four-year period commencing August 23, 1996. Additionally, 1,375,000 redeemable common stock purchase warrants were issued to certain persons upon exchange of warrants received in connection with the Company's April 1995 bridge financing. These warrants are exercisable at $4.00 per share commencing on August 23, 1996. With the IPO underwriter's prior consent, the Company may redeem the foregoing warrants at a price of $.01 per warrant, at any time once they become exercisable upon not less than 30 days prior written notice if the last sale price of the Common Stock has been at least 175% of the exercise price of the warrants on 20 of the 30 consecutive trading days ending on the third day prior to the date on which the notice is given.

In connection with the IPO the Company sold to its underwriter for a nominal consideration a unit purchase option, consisting of the right to purchase 150,000 of the IPO units. Each unit consists of one share of common stock and one redeemable common stock purchase warrant. The unit purchase option is exercisable at a per unit price of $5.76 for a period of four years commencing August 23, 1996.

On November 10, 1995, 5,000 warrants were granted to consultants exercisable at $4.00 per share commencing on November 10, 1996 for a period of five year.

During fiscal 1995, CAVC contributed an additional $500,000 to the Company's capital in a series of transactions.

In connection with the acquisition of the Company (Note 3), warrants to purchase 70,000 shares of the Company's common stock were issued to a bank. The warrants are exercisable at prices ranging from $.43 to $.71 per share over the period commencing August 31, 1997 and ending six months after the Company has satisfied all requirements of the $1,500,000 note payable to the bank (Note 6).

Pursuant to the Company's Stock Option Plan, a total of 225,000 shares of common stock have been reserved for issuance at prices to be determined by the Stock Option Committee at the date of issuance.

                                                                     Mako Marine
                                                             International, Inc.

                                                   Notes to Financial Statements
================================================================================


11.  Capital Deficit, Warrants and Stock Option Plans (Concluded)

Options have been granted as follows:

                                     Exercise
        Number of                    Price per    Date of      Exercise
        Shares                       Share        Grant        Period
--------------------------------------------------------------------------------

        25,000                           $2.50    03/01/95      5 years
        15,000                           $4.00    06/01/95      5 years
        15,000                           $4.00    08/23/95      5 years
        15,000                           $1.00    08/23/95      5 years
        15,000                           $4.00    01/16/96      5 years
        41,400                           $4.00    01/22/96      5 years
        25,000                           $4.25    06/28/96      5 years
--------------------------------------------------------------------------------
Total  151,400
================================================================================


12.  Major Customer

During the year ended June 29, 1996, the Company had no customers with net sales in excess of 10%. For the eleven months ended July 1, 1995, the Company had net sales to one customer amounting to approximately $1,560,000 (11.1% of net sales).

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

The Company commenced active operations in August 1994 when it acquired the boat manufacturing assets of Old Mako from an affiliate. Old Mako ceased operations in late July 1994.

The following table is included solely for use in comparative analysis of results of operations and to facilitate management's discussion and analysis. The financial information for the year ended July 1, 1995 is comprised of the one month ended July 31, 1994 of Old Mako (unaudited), and the eleven months ended July 1, 1995 of the Company (audited). The financial information for the year ended June 29, 1996 is audited.
                                               Year ended         Year ended
                                                June 29,           July 1,
                                                  1996               1995
--------------------------------------------------------------------------------

Net sales                                     $19,863,331        $15,133,403
Cost of products                               17,817,667         14,128,971
Cost of products
Gross profit                                    2,045,664          1,004,432
Expenses
Selling, general and administrative             4,548,703          3,261,888
Interest                                          312,174            349,608
Other                                             243,827            137,661
                                                5,104,704          3,749,157
Loss before other income                      (3,059,040)        (2,744,725)
Other Income                                      103,265             59,154
Net loss                                     $(2,955,775)       $(2,685,571)



Results of Operations

Year ended June 29, 1996 compared with combined year ended July 1, 1995

Net Sales

Net sales were $19,863,331 and $15,133,403 for fiscal years ended 1996 and 1995, respectively, an increase of $4,729,928 or 31.3%. This sales increase is attributable to the restoration of dealer confidence in the Company resulting from the improved quality of its products, expansion of its internal and external sales staff and implementation of dealer feedback from the "Mako Partners Program". Expanding the advertising efforts also had a positive effect on sales. Additionally, the Company has enhanced the quality of its dealer network by terminating certain unproductive dealers and adding new dealers that management believes are well regarded in their respective market places. These new dealers have actively begun to market the Company's products. The introduction of two new models and the improved appearance and quality of the Company's walkaround cabin models have also contributed to the sales increase. The Company made a strategic decision not to increase its prices during the year, as some of its competitors did, in its effort to re-acquire its market share. However the Company increased its selling prices in July 1996, the start of the 1997 model year. Management does not believe that this increase will have a material effect on unit sales.

Cost of Products Sold and Gross Profit

Gross profit was $2,045,664 (10.3% of net sales) and $1,004,432 (6.6% of net sales) for the fiscal years 1996 and 1995, respectively, an increase of $1,041,232 or $100.4%. The Company's inadequate gross profit margin is a result of excessive costs of products sold in relation to net sales. Cost of products sold, which were $17,817,667 in fiscal 1996 as compared to $14,128,971 in fiscal 1995, continued to be abnormally high. The Company's manufacturing cost structure is comprised of relatively high fixed costs as a result of Old Mako's 1989 expansion of its manufacturing capacity. The most significant components of the Company's embedded fixed costs include depreciation expense of equipment, real estate taxes, property insurance and maintenance expense. The increase in net sales was not sufficient to fully absorb these fixed costs. The Company has also integrated new workers into the manufacturing process in order to meet the increased sales demand. The new workers had not been employed long enough to be as efficient as longer term employees. As mentioned above, the Company's strategy was not to increase selling prices during the year even though the Company experienced vendor price increases.

In an effort to improve its gross  profit,  the Company has done the  following:
(i) dropped six slow-selling boats from its product line during 1996, (ii) implemented a new inventory control system during May 1996 and (iii) instituted Quality Teams, whereby groups of employees are assigned certain models of boats to build as a team. Management believes that the implementation of this concept will significantly reduce labor hours required to build each model while also reducing material usage on a per boat basis. Additionally, a continued increase in sales would result in the spreading of fixed overhead costs over a larger sales base.

Operating and Other Expenses

Commencing in the late spring of 1995, the Company assembled a new management team and began to implement new marketing strategies. The impact of these strategies has significantly affected the Company's results of operations for the fiscal year. Consequently, operating expenses were $4,548,703 (22.9% of net sales) and $3,261,888 (21.6% of net sales) for the fiscal years ended 1996 and 1995, respectively, an increase of $1,286,815 or 39.4%. The major components of the increase in operating expenses were primarily a result of (i) the hiring of five new management personnel and four new staff employees at an annual cost of approximately $800,000, (ii) additional advertising and marketing expenditures of approximately $120,000 and, (iii) costs associated with holding a Dealer Meeting of $80,000. Additionally, variable selling and advertising expenses such as commissions and dealer programs, as well as other operating expenses, increased approximately $270,000.

Other expenses were substantially higher for fiscal 1996 due to the unamortized costs related to a bridge loan of approximately $170,000 that were paid during the first quarter of fiscal 1996 and expensed over the life of the loan, April 1995 to August 1995. The bridge loan was repaid out of the proceeds of the initial public offering.

Liquidity and Capital Resources

Historically, the Company's internally generated cash flow has not been sufficient to finance its operations. During August 1995, the Company completed the IPO which generated net proceeds of $5,307,423. The Company initially anticipated that the IPO proceeds, together with existing resources and cash generated from future operations would be sufficient to satisfy the anticipated cash requirements of the Company for 18 to 24 months from the date of the IPO.

During the year ended June 29, 1996, the Company sustained losses of $2,955,775 and negative cash flows from operations of $2,477,919. In addition, the Company used $2,226,225 for principal repayments of debt and $645,117 for capital expenditures.

The use of cash to fund operating activities was primarily a result of the Company's net loss of $2,955,775 and an increase in accounts receivable and inventories of $598,514 and $505,517, respectively, due to increased sales and offset by the increase in accounts payables of $592,798 associated with the higher inventory levels and depreciation and amortization totaling $726,413.

The Company's Independent Certified Public Accountants' Report for the year ended June 29, 1996 states that the Company's continued losses and negative cash flows "raise substantial doubt about the Company's ability to continue as a going concern".

In order for the Company to meet its cash requirements and continue as a going concern, the Company must achieve profitable operations and/or obtain additional debt or equity financing. Management's plans in this regard are as follows: (i) the Company is reviewing potential acquisitions to gain market share and absorb more overhead; (ii) the Company is seeking both debt and equity financing to improve cash flow; (iii) through an improved and expanded network of dealers, the Company has increased its sales from comparable periods in the prior year. Management believes that the Company's improved dealer network, along with more effective advertising, will result in a continued increase of expansion of the Company's sales base during fiscal 1997. Due to the Company's continuing sales efforts and as a result of its July 1996 Dealer Meeting, the Company has a backlog of orders for 221 boats, representing $3,951,000, as of September 13, 1996, compared to a backlog of 195 boats, representing $3,155,000, as of the same time in the prior year; (iv) during fiscal 1996, the Company implemented a re- engineering plan, with an emphasis on cost control. Pursuant to this plan, during the first quarter of fiscal 1997, the Company reduced management salaries by approximately $200,000. Further, as previously mentioned, management has instituted Quality Teams. Management believes that the implementation of these cost saving strategies will help improve its cash position.

There can be no assurance that these anticipated improvements in operations or the aformentioned financing can be achieved or available to the Company on acceptable terms. If the Company is unable to improve operations or obtain adequate additional financing, management will be required to sharply curtail or suspend certain of the Company's operations.

Income Taxes

At June 29, 1996, the Company has a net tax operating loss carryforward of approximately $5,800,000 to offset future taxable income. Due to the ownership change caused by the IPO, under Section 382 of the Internal Revenue Code, the amount of net operating loss carryforwards originating prior to the date of the IPO (approximately $2,500,000) which may be utilized in any one year, is limited to approximately $219,000.

Inflation

Although the effects on the Company cannot be accurately determined, inflation has affected the Company's costs since it did not increase it selling prices during fiscal 1996. The Company does not believe that inflation has had a significant impact on the results of operations for the periods presented. In previous years, the Company believes it has been able to minimize the effects of inflation by improving its purchasing efficiency, and to a lesser degree, increasing selling prices of its products.

Recent Accounting Pronouncements

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of" (SFAS 121), which is effective for fiscal years beginning after December 15, 1995. SFAS 121 requires losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt SFAS 121 in fiscal 1997 and, based on current circumstances, the Statement will not have a material impact on the financial condition, operations or cash flows of the Company.

In October 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation". SFAS 123 allows companies to continue to account for their stock option plans in accordance with APB Opinion 25 but encourages the adoption of a new accounting method which requires the recognition of compensation expense based on the estimated fair value of employee stock options. Companies electing not to follow the new fair value based method are required to provide expanded footnote disclosures, including pro forma net income and earnings per share, determined for fiscal years beginning after December 15, 1995. Management intends to continue to account for its stock option plans in accordance with APB Opinion 25 and provide supplemental disclosures as required by SFAS 123 beginning in fiscal 1997.

                                                 Mako Marine International, Inc.
                                                                   Balance Sheet
                                                                     (unaudited)
================================================================================
                                                                March 29, 1997
--------------------------------------------------------------------------------
Assets
  Current assets
    Cash                                                      $       80,835
    Marketable securities                                          2,512,863
    Accounts receivable, less allowance for
       doubtful accounts of $99,171                                  433,918
    Inventories                                                    3,540,960
    Prepaid and other assets                                         557,419
------------------------------------------------------------------------------
  Total current assets                                             7,125,995
  Property and equipment, net                                      4,946,263
  Excess of purchase price over net assets                         4,748,524
  Other assets                                                        38,165
------------------------------------------------------------------------------
                                                              $   16,858,947
------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
  Liabilities
    Current liabilities
      Accounts payable                                        $    1,310,678
      Accrued expenses                                             1,681,378
      Accrued interest payable                                       276,951
      Due to Tracker Marine, an affiliate                            543,904
      Advance - Credit America, Inc., an affiliate                   300,906
      Current portion of note payable, CreditAmerica
        Venture Capital, Inc., an affiliate                          187,500
      Current portion of indemnities                                  86,895
      Current portion of long-term debt                              578,215
------------------------------------------------------------------------------
    Total current liabilities                                      4,966,427
    Note payable, CreditAmerica Venture
      Capital, Inc., an affiliate, less current portion              712,500
    Indemnities, less current portion                                161,861
    Long-term debt, less current portion                           1,242,195
------------------------------------------------------------------------------
  Total liabilities                                                7,082,983
------------------------------------------------------------------------------
  Stockholders' equity
    Preferred stock; 2,000,000 shares                                      -
      authorized; none issued
    Common stock, $.01 par value, 15,000,000
      shares authorized; 9,055,000
      shares issued and outstanding                                   90,550
    Additional paid-in capital                                    10,570,175
    Accumulated deficit                                            (884,761)
------------------------------------------------------------------------------
  Total stockholders' equity                                       9,775,964
------------------------------------------------------------------------------
                                                              $   16,858,947
------------------------------------------------------------------------------

See accompanying notes to financial statements.


                                                                                  Mako Marine International, Inc.
                                                                                         Statements of Operations
                                                                                                      (unaudited)
=================================================================================================================

                                                      Three             Three             Nine              Nine
                                                     Months            Months           Months            Months
                                                      Ended             Ended            Ended             Ended
                                                      March             March            March             March
                                                   29, 1997          30, 1996         29, 1997          30, 1996

-----------------------------------------------------------------------------------------------------------------
Net sales                                    $    4,566,363       $ 4,380,766    $  13,853,439     $  13,797,185
Cost of products sold                             4,219,949         3,880,187       12,689,623        12,192,817
-----------------------------------------------------------------------------------------------------------------
Gross profit                                        346,414           500,579        1,163,816         1,604,368
-----------------------------------------------------------------------------------------------------------------
Operating and other expenses:
  Selling, general and administrative             1,648,538         1,389,219        4,193,433         3,473,727
  Interest                                           77,221            73,534          262,882           244,881
  Other                                              11,870            16,202           60,028           217,039
-----------------------------------------------------------------------------------------------------------------
Total expenses                                    1,737,629         1,478,955        4,516,343         3,935,647
-----------------------------------------------------------------------------------------------------------------
Loss before other income                        (1,391,215)         (978,376)      (3,352,527)       (2,331,279)
Other income (expense)                               25,803            21,235         (64,663)            80,974
-----------------------------------------------------------------------------------------------------------------
Net loss                                     $  (1,365,412)       $ (957,141)     $(3,417,190)      $(2,250,305)
-----------------------------------------------------------------------------------------------------------------

Net loss per common share                 $           (.17)   $         (.35) $          (.77)  $          (.94)
-----------------------------------------------------------------------------------------------------------------

Average number of common shares                   7,850,066         2,735,345        4,427,355         2,395,286
-----------------------------------------------------------------------------------------------------------------


                                See accompanying notes to financial statements.



                                                                            Mako Marine International, Inc.

                                                                                  Statements of Cash Flows
                                                                                               (unaudited)

===========================================================================================================


Nine months ended                                                March 29, 1997              March 30, 1996
-----------------------------------------------------------------------------------------------------------
Operating activities
  Net loss                                                   $      (3,417,190)            $    (2,250,305)
  Adjustment to reconcile net loss to net cash
    (used in) provided by operating activities:
      Provision for depreciation                                        572,052                     415,811
      Provision for amortization                                         30,637                           -
      Provision for doubtful accounts                                    57,000                     165,054
      Changes in operating assets and liabilities:
        Decrease (increase) in accounts receivable                      908,239                   (366,296)
        Increase in inventories                                       (394,661)                 (1,639,165)
        Decrease (increase) in prepaids and assets                    (276,536)                     158,622
        Increase in accounts payable, accrued
          expenses and accrued interest payable                         406,913                     405,092
------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                               (2,113,546)                 (3,111,187)
------------------------------------------------------------------------------------------------------------

Investing activities:
  Purchase of property and equipment                                  (161,891)                   (328,454)
  Purchase of marketable securities                                 (2,512,863)
------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                               (2,674,754)                   (328,454)
------------------------------------------------------------------------------------------------------------

Financing activities:
  Decrease in restricted cash                                                 -                     200,000
  Increase in due to affiliate                                          543,904                           -
  Principal payments on debt and indemnities                          (344,892)                 (2,072,635)
  Issuance of common stock, net                                       4,140,000                   5,307,423
------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                             4,339,012                   3,434,788
------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                             (449,288)                     (4,853)
Cash and cash equivalents, beginning of
  period                                                                530,123                      91,961
------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                          $      80,835        $             87,108
------------------------------------------------------------------------------------------------------------


                    See accompanying notes to financial statements.

Mako Marine International, Inc.

Notes to Financial Statements

Summary of Significant Accounting Policies

Business

Mako Marine International, Inc. (the "Company") is engaged in the manufacture and sale of offshore fishing and pleasure boats.


Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (which include only the normal recurring adjustments) considered necessary for a fair presentation have been included. For further information, refer to the audited financial statements as of June 29, 1996 and footnotes thereto filed on form 10-KSB (SEC File No. 0-26618) filed with the Securities and Exchange Commission. The results of operations for the nine months ended March 29, 1997 are not necessarily indicative of the results of operations for the full year.


Net Loss Per Common Share

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Topic 4-D, stock issued and stock options granted have been included in the calculation of weighted average shares of common stock outstanding for the nine months ended March 29, 1997.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation.


Change of Control/Acquisition

On January 16, 1997, the Company sold to Tracker Marine, L.P., a Missouri limited partnership ("Tracker") 6,400,000 newly issued shares (the
   "Mako Common stock") , for a purchase price consisting of cash in the amount of $4,140,000 and assets relating to Tracker's saltwater boat business (the "Saltwater Boat Division"). The Mako Shares, together with
   tracker's      contemporaneous  purchase  of 930,000  shares         of  Mako
Common    stock     from CreditAmerica Venture Capital, Inc.         resulted in
   Tracker's acquisition of a total of 7,330,000 shares of Mako Common Stock, representing approximately 80.9% of the then outstanding shares of Mako Common Stock. Under the terms of the Agreement pursuant to which Mako sold the Mako Shares to Tracker (the "Stock Purchase Agreement"), the Company is required to issue to Tracker additional shares of Mako Common Stock if, at any time prior to the expiration of the ninetieth day following August 23, 2000, the market price of the Mako Common Stock reaches certain levels during a period of ten consecutive trading days. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview," below. Also, the Stock Purchase Agreement provides for an option on the part of Tracker to acquire additional shares of Mako Common Stock at $1.50 per share, if and to the extent that, options and warrants to acquire shares of Mako Common Stock which were outstanding on the closing date of the sale of the Mako Shares to Tracker are exercised in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Overview," below.

In accordance with EITF NO. 90-13, the basis of Tracker's former Saltwater Boat Division included in these financial statements was its historical basis.

The acquisition of 80.9% of the shares of Mako was recorded by multiplying the prorata share (80.9%) by the total fair market value of the entity acquired. To calculate the total fair market value to be used, the fair value of the assets and liabilities of Saltwater Boat Division contributed by Tracker was determined by using appraisals and other relevant market value information. The cash consideration was then added to the prorata share of the calculated fair market value of the assets and liabilities of the Saltwater Boat Division. The calculation was completed in accordance with the requirements of EITF No. 90-13.

The basis of the Mako shares not acquired in the Tracker Transaction was recorded at 19.1% of the historical cost basis equity of Mako prior to the Tracker Transaction. The calculation was completed in accordance with the requirements of EITF No. 90-13.

There is no present intention on the part of Mako's management to change the fiscal year end of Mako.

Excess of Purchase Price Over Net Assets

The  excess  of  purchase  price  over net  assets  resulting  from the  Tracker
Transaction  is being  amortized  over 30 years.  Based on, among other  things,
projected   operating  cash  flow  prepared  in  connection   with  the  Tracker
Transaction, management believes this asset will be realized through the ordinary course of business. Periodically, the Company will reevaluate the recovery of this asset.

Contingencies

The Company leases its plant and office facilities (the "Property") under an operating lease (the "Lease") from the principal stockholder of Mako Marine, Inc. ("Old Mako"). The Lease requires monthly payments aggregating $542,400 annually and taxes associated with the property. The Lease, which expires July 2001, provides for two seven-year renewal options. The Lease was amended on January 16, 1997 to provide for (i) an option on the part of the Company to terminate the Lease on January 16, 1999 upon the giving of appropriate notice of the exercise of such option and the concurrent payment of a lease termination fee in the amount of $330,000, and (ii) a one-year option on the part of the Company to purchase the property from the lessor at a purchase price of $5,000,000.

Both before and after the Company's acquisition of the assets of Old Mako, there have been, and continue to be, defaults by its landlord relating primarily to payment of real estate taxes under the mortgages encumbering the Property (individually, a "Mortgage" and collectively, the "Mortgages"). The holder of the first Mortgage had agreed to forbear from exercising its remedies (including foreclosure) until February, 1997 so long as no further events of default occurred. Although, to the Company's knowledge, no further defaults have occurred, such forbearance by the first Mortgage holder has not been reinstated. The holder of the second Mortgage for which the last payment is owed in June 2000, has not waived past defaults, consisting primarily of the failure to pay Old Mako's real estate taxes. If the current defaults under the Mortgages continue or if other defaults by the landlord should occur, or if the Company defaults under the Lease, the Lease could be terminated. The Company believes that (i) it is not likely that either Mortgage holder would institute foreclosure proceedings on the Property unless additional defaults by the landlord should occur and, (ii) if foreclosure proceedings were commenced, the Company could either acquire the Property or find suitable alternative premises to house its facility on terms at least as favorable as those contained in the Lease. However, any relocation to new premises would likely cause significant production delays and at substantial expense.

In connection with an agreement with a supplier of marine engines, effective January 16, 1997, the Company is no longer required to meet any minimum purchase commitments and no amounts are owing such supplier with respect to prior deficiency penalties.

The Company's employment agreement with Douglas W. Baena, its former Chairman of the Board and Chief Executive Officer, was amended to provide for, among other things, Mako's right to terminate such employment contract upon the giving of at least 30 days written notice to Mr. Baena and, upon such termination, a severance payment of $75,000 payable in twelve monthly installments of $6,250 each. Mr. Baena's employment contract with the Company was terminated in March, 1997, whereupon Mr. Baena resigned from all offices held by him. Mr. Baena continues to serve as a director of the Company.

Effective May 27, 1997, Richard N. Reyenger was appointed President of Mako, and the Company entered into an employment contract with Mr. Reyenger providing for, among other things: (a) a three year term; (b) a annual base salary of $175,000;
(c) a performance bonus based upon achievement of certain financial and other performance goals set by the Company during the first quarter of each year; and
(d) a five-year option to acquire up to 35,000 shares of the Company's common stock at $2.125 per share.

In connection with Tracker's due diligence review, certain potential environmental issues related to the Property were discovered and additional testing and analysis were completed to determine the extent of such contamination and whether or not such contamination arises from on-site or off-site sources. By amendatory Letter Agreement dated January 16, 1997 among the Company, CAVC and Tracker, it was agreed among the parties that CAVC would deposit in escrow the sum of $1,310,000 to secure CAVC's obligations with respect to Remedial Costs. Under the terms of such amendatory Letter Agreement, the Company is obligated to pay the first $100,000 of Remedial Costs. Thereafter, such costs are paid in consecutive increments of $200,000 and $50,000 by CAVC and the Company, respectively, until the Remedial Costs reach $1,710,000. As a result of the foregoing, the Company is responsible for payments of up to $400,000 in respect of the first $1,710,000 of Remedial Costs, and for such amounts, if any, in excess of $1,710,000. Additional reports received by the Company from its environmental engineers during the third quarter of fiscal 1997 appear to confirm management's previously disclosed preliminary belief that a majority of the potential contamination on, in or under the Property comes from off-site sources, and that the Company will not incur material losses as a result of its limited obligation with respect to the Remedial Costs. Discussions will be held with the Florida Department of Environmental Resources Management to determine what if any remedial action is appropriate.

In April 1997, the Florida Department of Revenue (the "Department") rendered a Transferee Liability Notice of Assessment and Jeopardy Finding (the "Assessment") alleging that the Company, as a transferee of Old Mako, is liable for delinquent sales tax, penalties and interest of $1,650,843.77. Based upon additional information furnished by the Company, the Assessment has been withdrawn by the Department, with no liability with respect to such sales tax liability incurred by the Company.

The Company sells its boats to independent dealers who typically finance the purchases through "floor plan" financing arrangements with lenders. In connection with the floor plan financing with certain dealers, the Company guarantees directly to lenders that it will repurchase boats with unencumbered titles which are in unused condition if the dealer defaults on its obligation to repay the loan. During the year ended June 29, 1996 and the 11th month period ended July 1, 1995, returns were insignificant. The Company pays certain floor plan fees as part of this arrangement, which totaled approximately $246,000 for the year ended June 29, 1996 and $370,000 for the 9-month period ended March 29, 1997.

As previously disclosed, the Company has been named as a defendant in several lawsuits involving the operations of Old Mako, some of which allege liability on the part of the Company as the successor to Old Mako. CAVC has agreed to indemnify the Company from any losses and expenses in excess of $150,000 arising out of claims against the Company for liabilities of Old Mako that were not assumed in August 1994. While there can be no assurance as to the outcome of these actions, the Company believes that it has meritorious defenses to all of such actions and that such actions, either individually or in the aggregate, will not have a material adverse effect on the Company's financial position or operations.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


This report contains certain forward-looking statements within the meaning of Federal securities laws which, while reflective of management's beliefs or expectations, involve certain risks and uncertainties, many of which are beyond the control of the Company. Accordingly, the Company's actual results and the timing of certain events could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, the significant losses incurred by the Company during the first nine months of fiscal 1997, those factors discussed in the section captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" below and the "Risk Factors" contained in the Company's prospectus dated August 23, 1995.

Results of Operations for Three Months and Nine Months Ended March 29, 1997 Versus Three Months and Nine Months Ended March 30, 1996

Overview

On January 16, 1997, the Company sold to Tracker 6,400,000 newly issued Mako Shares for a purchase price consisting of cash in the amount of $4,140,000 and assets relating to Tracker's saltwater boat business, including Tracker's manufacturing facility located in Punta Gorda, Florida, its "Seacraft" and "Silver King" brands of off-shore fishing boats and the exclusive right over a five-year period to advertise at preferred rates the Company's saltwater boat products in a catalog published by an affiliate of Tracker that distributes annually more than 40 million catalogs worldwide. The Mako Shares, together with Tracker's contemporaneous purchase of the 930,000 CAVC Shares from CAVC, resulted in Tracker's acquisition of a total of 7,330,000 shares of Mako Common Stock, representing approximately 80.9% of the then outstanding shares of Mako Common Stock.

The Stock Purchase Agreement provides, among other things, that in addition to the Mako Shares, during the period beginning on the Closing Date (January 16, 1997) and ending 90 business days following the exercise, redemption or expiration of the Company's publicly-traded Redeemable Common Stock Purchase Warrants, the Company will issue to Tracker (i) 1,800,000 shares, if the market price of the Mako Common Stock is $5.00 or more during a period of ten consecutive trading days, (ii) an additional 1,800,000 shares, if the price of the Mako Common Stock is $6.00 or more during a period of ten consecutive trading days, and (iii) an additional 3,629,000 shares, if the market price of the Mako Common Stock is $7.00 or more during a period of ten consecutive trading days. The expiration date of the aforementioned public warrants is August 23, 2000.

The Stock Purchase Agreement also provides Tracker with an option to acquire additional shares of Mako Common Stock at $1.50 per share. The option is designed to permit Tracker to maintain an 80% interest in the Company to the extent that options and warrants to acquire shares of Mako Common Stock which were outstanding on the Closing Date are exercised in the future. There are currently outstanding options and warrants to purchase 3,622,900 shares of Mako Common Stock, which expire at varying dates through 2001.

As indicated below, the currently low sales level of the Company's product is not sufficient to support the Company's current fixed cost levels. Additionally, certain variable costs incurred by the Company in connection with the manufacture of its products are high. Management believes that the additional boat brands and the Company's exclusive catalog rights discussed above should result in increased sales. Management further believes that through its affiliation with Tracker, certain efficiencies can be achieved and that the Company could be able to obtain certain materials and components used in the manufacture of its products from outside sources at lower prices.


Net Sales

The Company's net sales for the quarter ended March 29, 1997 (the third quarter of the fiscal year ending June 28, 1997) increased by $185,597 (or 4.2%) to $4,566,363 from $4,380,766 for the corresponding quarter of the prior fiscal year. This increase was attributable to the addition of SeaCraft and SilverKing sales amounting to approximately $235,000

The Company's net sales for the nine months ended March 29, 1997, increased by $56,254 or (0.4%) to $13,853,439 from $13,797,185 for the corresponding period of the prior year. This increase was attributable to the addition of SeaCraft and SilverKing sales, as discussed above, offset by (i) industry wide slower retail sales; and (ii) manufacturing delays in producing two new Mako models during the first quarter (a 25 foot center console which replaced an older model and a 33 foot center console).

Cost of Products Sold and Gross Profit

Gross profit for the quarter ended March 29, 1997 decreased by $154,165 to $346,414 (7.6% of sales) from $500,579 (11.4% of sales) for the corresponding quarter of the prior fiscal year. This decrease was due primarily to certain inefficiencies, discussed below.

Gross profit for the nine months ended March 29, 1997, decreased by $440,552 to $1,163,816 (8.4% of sales) from $1,604,368 (11.6% of sales) for the corresponding period of the prior year. This decrease is a result of: (i) the spreading of fixed overhead costs over decreased production volumes; (ii) labor inefficiencies due in part to the unavailability of certain components and parts during the winter months; and (iii) inefficiencies from the start-up of the SeaCraft and SilverKing lines.

The Company has reached an agreement in principle with its supplier of outboard motors with respect to certain modifications to the current agreement with such supplier, including a revised pricing formula, which agreement in principle is subject to the execution by both parties of a definitive amendment. The revised pricing will likely result in a lower cost to the Company for its acquisition of outboard motors, which is a major component of the Company's products. Thus, it is expected that the new pricing will have a substantial positive impact on the cost of products sold and resulting gross profit margins. The effectiveness of the amendment, including the new pricing formula, is expected to be retroactive to January 16, 1997.

Operating  Expenses

Selling, general and administrative expenses for the quarter ended March 29, 1997 increased by $259,319 (or 18.7%) to $1,648,538 from $1,389,219 for the corresponding quarter of the prior fiscal year. This increase is due primarily to the expenses resulting from the Tracker transaction (See "Overview") and advertising costs for the SeaCraft and Silver King lines.

Selling, general and administrative expenses for the nine months ended March 29, 1997, increased $719,706 (or 20.7%) to $4,193,433 from $3,473,727 for the corresponding period of the prior year. The increase is a result of: (i) increased sales incentive programs of $260,000 in the nine months ended March 29, 1997 compared to the nine months ended March 30, 1996; (ii) higher selling and administrative salaries of approximately $65,000; (iii) approximately $250,000 in increased warranty costs and reserve; (iv) increased professional fees amounting to approximately $80,000; (v) general and advertising costs associated with the Seacraft and SilverKing lines amounting to approximately $230,000 (vi) amortization of goodwill associated with the stock purchase amounting to approximately $30,000 and (vii) offsetting decreases in advertising costs of approximately $145,000 and miscellaneous costs of approximately $50,000.

Other expenses for the nine months ended March 29, 1997 decreased by $157,011 to $60,028 from $217,039 for the corresponding period of the prior year when the Company expensed loan costs of approximately $170,000 associated with a bridge loan.


Other Income and Expenses

During the nine months ended March 29, 1997, the Company recorded a $100,000 provision relating to potential environmental issues discovered at the Company's plant during the due diligence review in conjunction with the Stock Purchase Agreement. By amendatory Letter Agreement dated January 16, 1997 among the Company, CAVC and Tracker, it was agreed among the parties that CAVC would deposit in escrow the sum of $1,310,000 to secure CAVC's obligations with respect to any costs and expenses incurred in connection with remedial, clean-up and other costs associated with the removal of any contamination in, on or under the "Property" (hereinafter defined) to the extent required to meet regulatory requirements (the "Remedial Costs"). Under the terms of such amendatory Letter Agreement, the Company is obligated to pay the first $100,000 of Remedial Costs. Thereafter, such costs are paid in consecutive increments of $200,000 and $50,000 by CAVC and the Company, respectively, until the Remedial Costs reach $1,710,000. As a result of the foregoing, the Company is responsible for payments of up to $400,000 in respect of the first $1,710,000 of Remedial Costs, and for such amounts, if any, in excess of $1,710,000. Additional reports received by the Company from its environmental engineers during the third quarter of fiscal 1997 appear to confirm management's previously disclosed belief that a majority of the potential contamination on, in or under the Property comes from off-site sources, and that the Company will not incur material losses as a result of its limited obligation with respect to the Remedial Costs. Discussions will be held with the Florida Department of Environmental Resources Management to determine what if any remedial action is appropriate.


Income Taxes

At March 29, 1997, the Company had a net tax operating loss carryforward of approximately $8,650,000 to offset future taxable income. Due to the ownership change caused by the IPO and the Tracker Stock Purchase, under Section 382 of the Internal Revenue Code, the amount of net operating loss carryforwards originating prior to the date of the IPO (approximately $2,500,000) and prior to the Tracker Stock Purchase, but after the IPO, (approximately $5,450,000) which may be utilized in any one year, is limited to approximately $800,000.


Liquidity and Capital Resources

Historically, the Company's internally generated cash flow has not been sufficient to finance its operations.

During August 1995, the Company completed an initial public offering (IPO) which generated net proceeds of $5,307,423. The Company initially anticipated that the IPO proceeds, together with existing resources and cash generated from future operations would be sufficient to satisfy the anticipated cash requirements of the Company for 18 to 24 months from the date of the IPO.

On January 16, 1997, the Company sold the Mako Shares to Tracker for a purchase price consisting of cash, in the amount of $4,140,000 and certain assets of Tracker constituting its Saltwater Boat Business. Reference is made to the "Overview" section above for a more complete description of the transaction.

During the nine months ended March 29, 1997, the Company used $2,113,546 for operating activities, $2,674,754 for investing activities, and was provided net cash of $4,339,012 for financing activities.

The cash used by operating activities resulted from the Company's net loss of $3,417,190, and an increase in inventories and prepaid assets (such as insurance and boat show costs) of $394,661 and $276,536, respectively. Cash was provided by an increase in accounts payable and accrued expenses of $406,913, a decrease in accounts receivable of $908,239 (also an increase in the allowance for doubtful accounts of $57,000) and depreciation and amortization totaling $602,689.

The cash used by financing activities resulted from the purchase of fixed assets of $161,891 and purchase of marketable securities of $2,512,863.

The cash provided by financing activities resulted from an issuance of common stock with cash received of $4,140,000 and an increase in a due to affiliate of $543,904. Uses of cash included principal payment on debt and indemnities totaling $344,892.

Management believes the cash infusion of $4,140,000 from the common stock purchase of $4,140,000 should be sufficient to satisfy the anticipated cash requirements of the Company for 9 to 15 months, thereby affording the Company sufficient time to increase sales levels and reduce expenses in order to operate profitably. No assurance can be given, however, that the Company will be able to increase its sales and/or reduce its costs to the extent necessary to operate profitably.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Tracker Marine, L.P.:

We have audited the accompanying combined statement of net assets of Silver King and Seacraft Boats (divisions of Tracker Marine, L.P.) as of December 28, 1996, and the related combined statements of operations and changes in net assets and cash flows for the year ended December 28, 1996. These financial statements are the responsibility of the management of Tracker Marine, L.P. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Silver King and Seacraft Boats as of December 28, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                            /s/ Arthur Andersen LLP
Dallas, Texas,
February 5, 1997

                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)
                        COMBINED STATEMENT OF NET ASSETS
                                DECEMBER 28, 1996

ASSETS:
    Current assets-
        Cash                                                     $    10,070
        Accounts receivable                                          266,618
        Inventories                                                  683,174
        Prepaid expenses                                              85,007
                                                                  ----------
                  Total current assets                             1,044,869
    Property and equipment, at cost-
        Land and building                                            523,525
        Fixtures and equipment                                       594,881
        Construction in progress                                     101,604
                                                                  ----------
                  Total property and equipment                     1,220,010
    Less- Accumulated depreciation                                  (353,959)
                  Total property and equipment, net                  866,051
                  Total assets                                     1,910,920
LIABILITIES:
    Accrued liabilities                                               34,825
                                                                  ----------
                  Total liabilities                                   34,825
                                                                  ----------
                  Total combined net assets                       $1,876,095
                                                                  ==========

The accompanying notes are an integral part of this combined financial statement.

                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)
           COMBINED STATEMENT OF OPERATIONS AND CHANGES IN NET ASSETS
                   FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996


NET SALES                                                           $1,544,943
COST OF GOODS SOLD                                                   1,936,003
                                                                    ----------
GROSS MARGIN                                                          (391,060)
                                                                    ----------
OPERATING EXPENSES:
    Administrative                                                     235,892
    Sales and marketing                                                124,323
    Research and development                                           302,946
                                                                    ----------
                  Total operating expenses                             663,161
                                                                    ----------
NET LOSS                                                            (1,054,221)
NET ASSETS, beginning of year                                        2,930,316
                                                                    ----------
NET ASSETS, end of year                                             $1,876,095
                                                                    ==========


The accompanying notes are an integral part of this combined financial statement.

                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)
                        COMBINED STATEMENT OF CASH FLOWS
                   FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                      $(1,054,221)
    Adjustments to reconcile net loss to net cash used in
      operating activities-
        Depreciation and amortization                                 134,403
           Changes in-
               Accounts receivable                                   (263,702)
               Inventories                                           (630,753)
               Prepaid expenses                                       (84,094)
               Accrued liabilities                                      1,492
                                                                  -----------
                  Net cash used in operating activities            (1,896,875)
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment, net                         (376,480)
                  Net cash used in investing activities              (376,480)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Obligations funded by Tracker Marine, L.P.                      2,283,425
                  Net cash provided by financing activities         2,283,425
INCREASE IN CASH                                                       10,070
CASH, beginning of year                                                     -
                                                                  -----------
CASH, end of year                                                 $    10,070
                                                                  ===========

The accompanying notes are an integral part of this combined financial statement.

                         SILVER KING AND SEACRAFT BOATS
                       (Divisions of Tracker Marine, L.P.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 28, 1996

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

The combined financial statements include the accounts of Silver King and Seacraft Boats (the "Divisions"). The Divisions are owned by Tracker Marine, L.P. ("Tracker"), a Missouri limited partnership. In January 1997, a stock purchase agreement was entered into between Tracker and Mako Marine International ("Mako") for the purchase of Mako common stock. As part of the stock purchase agreement, the Divisions are being contributed to Mako.

Nature of Operations

The Divisions manufacture and sell saltwater boats by means of wholesale distribution to authorized dealers.

Basis of Accounting

The financial statements are prepared on the accrual basis of accounting.

Fiscal Year

Tracker's, and therefore the Divisions', fiscal year ends on the last Saturday of the year.

Revenue Recognition

Sales are recorded by the Divisions when products are shipped to dealers. Provisions for approved sales incentive programs normally are recognized as sales deductions at the time of sale. Sales incentive programs approved subsequent to the time that related sales have been recorded are recognized when the programs are approved.

Inventories

Inventories are stated at the lower of cost or market using the last-in, first-out (LIFO) cost method. Raw materials inventories include purchased parts and supplies to be used in manufactured products. Work in process and finished good inventories include material, labor, and overhead costs incurred in the manufacturing process.

Property and Equipment

Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is computed using the straight-line method primarily over the following estimated useful lives:

           Depreciable Assets                        Lives (In Years)
           ------------------                        ----------------
           Buildings                                      15 - 30
           Fixtures and equipment                          3 - 5

Product Warranty Costs and Dealer Rebate Accruals

Anticipated costs related to product warranty are expensed at the time of the sale of the products and are accounted for in cost of goods sold.

Research and Development Costs

Research and development costs related to both present and future products are charged to expense as incurred. Such costs were approximately $303,000 for the year ended December 28, 1996.

Fair Values of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2.   DEALER FLOOR PLAN AGREEMENT:

Tracker has a financing and floor planning agreement with a commercial finance company that provides wholesale financing for the authorized dealers' purchases from the Divisions. Thus, the Divisions receive payments through dealer sales from the commercial finance companies and therefore bear no risk on collections through these types of sales.

3.   INVENTORIES:

Inventories consisted of the following at December 28, 1996:

          Raw materials                            $209,736
          Work in process                               597
          Finished goods and accessories            513,445
                                                  ---------
                                                    723,778
          Less- LIFO reserve                        (40,604)
          Total inventories                        $683,174

4.   INCOME TAXES:

As the Company is a division of Tracker, a Missouri limited partnership, the accompanying financial statements do not include a provision for income taxes since the taxable income of Tracker (the Partnership) is included in the tax returns of the individual partners.

5.   RELATED PARTY:

Tracker assumes and pays all obligations of the Divisions. Total obligations assumed and paid by Tracker in 1996 were approximately $2,283,000.

                         MAKO MARINE INTERNATIONAL, INC.
                    UNAUDITED PROFORMA COMBINED BALANCE SHEET
                                DECEMBER 28, 1996

                                                             Mako         Silver King        Proforma                Proforma
                                                            Marine          Seacraft        Adjustments              Combined
----------------------------------------------------------------------------------------------------------------------------------
Assets
  Current assets
    Cash                                                   162,118           10,070         4,140,000  #1           4,312,188
    Accounts receivable                                    340,072          266,618                 -                 606,690
    Inventories                                          2,361,496          683,174                 -               3,044,670
    Prepaid and other assets                               362,894           85,007                 -                 447,901
----------------------------------------------------------------------------------------------------------------------------------
  Total current assets                                   3,226,580        1,044,869         4,140,000               8,411,449

  Property and equipment                                 4,223,328        1,220,010                                 5,443,338
     less accumulated depreciation                      (1,373,912)        (353,959)        1,373,912  #2            (353,959)
----------------------------------------------------------------------------------------------------------------------------------
                                                         2,849,416          866,051         1,373,912               5,089,379
----------------------------------------------------------------------------------------------------------------------------------

  Other assets                                             137,866                -          (137,866) #3                   -
  Goodwill                                                       -                -         4,483,964  #2           4,483,964
==================================================================================================================================
                                                         6,213,862        1,910,920         9,860,010              17,984,792
==================================================================================================================================


Liabilities and Stockholders' Equity
  Liabilities
    Current liabilities
      Accounts payable                                  2,701,223                 -         (129,400) #4          2,571,823
      Accrued expenses                                  1,110,655            34,825                               1,145,480
      Accrued interest payable                            238,105                 -                -                238,105
      Due from affiliates                                 375,906                 -                -                375,906
      Current portion of long term debt                   660,403                 -                -                660,403
-----------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                           5,086,292            34,825         (129,400)            4,991,717

    Note payable, affiliate                               825,000                                                  825,000
    Long term debt, less current portion                1,423,059                             84,291   #3        1,507,350
-----------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                     7,334,351            34,825          (45,109)            7,324,067

  Stockholders' equity
    Net assets                                                            1,876,095        (1,876,095) #5
    Preferred stock
    Common stock                                           26,550                              64,000  #1             90,550
    Additional paid-in capital                          6,317,873                           4,252,302  #1         10,570,175
    Deficit                                            (7,464,912)                          7,464,912  #1                  -
-----------------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                           (1,120,489)        1,876,095         9,905,119             10,660,725
-----------------------------------------------------------------------------------------------------------------------------
                                                        6,213,862         1,910,920         9,860,010             17,984,792
=============================================================================================================================

The accompanying notes to unaudited proforma combined financial statements are an integral part of this statement.


                        MAKO MARINE INTERNATIONAL, INC.
               UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE YEAR SIX MONTHS ENDED DECEMBER 28, 1996

                                                    Mako         Silver King            Proforma         Proforma
                                                   Marine          Seacraft            Adjustments       Combined
-------------------------------------------------------------------------------------------------------------------
Net sales                                        9,287,076           998,867                  -         10,285,943
Cost of products sold                            8,469,674         1,087,612                  -          9,557,286
-------------------------------------------------------------------------------------------------------------------
Gross profit                                       817,402           (88,745)                 -            728,657
-------------------------------------------------------------------------------------------------------------------
Operating and other expenses:
  Selling, general and administrative            2,544,895           468,890             74,733  #2      3,088,518
  Interest                                         185,661                 -                  -            185,661
  Other                                             48,158                 -                  -             48,158
-------------------------------------------------------------------------------------------------------------------
Total expenses                                   2,778,714           468,890             74,733          3,322,337
-------------------------------------------------------------------------------------------------------------------
Loss before other income                        (1,961,312)         (557,635)           (74,733)        (2,593,680)

Other Income                                       (90,466)                -                  -            (90,466)
===================================================================================================================
Net loss                                        (2,051,778)        (557,635)            (74,733)        (2,684,146)
===================================================================================================================
Net loss per common share                            (0.75)             N/A                 N/A              (0.29)
===================================================================================================================
Average number of common shares                  2,724,048              N/A           6,400,000   #1     9,124,048
===================================================================================================================

The accompanying notes to unaudited proforma combined financial statements are an integral part of this statement.


                         MAKO MARINE INTERNATIONAL, INC.
               UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 29, 1996
                                            Mako           Silver King        Proforma           Proforma
                                           Marine            Seacraft       Adjustments          Combined
------------------------------------------------------------------------------------------------------------
Net sales                                19,863,331           550,326              -            20,413,657
Cost of products sold                    17,817,667           951,673              -            18,769,340
------------------------------------------------------------------------------------------------------------
Gross profit                              2,045,664          (401,347)             -             1,644,317
------------------------------------------------------------------------------------------------------------
Operating and other expenses:
  Selling, general and administrative     4,548,703           275,576        149,465  #2         4,973,744
  Interest                                  312,174                 -              -               312,174
  Other                                     243,827                 -              -               243,827
------------------------------------------------------------------------------------------------------------
Total expenses                            5,104,704           275,576        149,465             5,529,745
------------------------------------------------------------------------------------------------------------
Loss before other income                 (3,059,040)         (676,923)      (149,465)          (3,885,428)

Other Income                                103,265                 -              -              103,265
============================================================================================================
Net loss                                 (2,955,775)         (676,923)      (149,465)          (3,782,163)
============================================================================================================
Net loss per common share                     (1.19)              N/A            N/A                (0.43)
============================================================================================================
Average number of common shares           2,484,662               N/A      6,400,000   #1       8,884,662
============================================================================================================

The accompanying notes to unaudited proforma combined financial statements are an integral part of this statement.



                         Mako Marine International, Inc.
                    Unaudited Proforma Combined Balance Sheet
                                December 28, 1996

                                                              Mako         Silver King       Proforma               Proforma
                                                             Marine          Seacraft       Adjustments             Combined
-----------------------------------------------------------------------------------------------------------------------------
Assets
  Current assets
    Cash                                                     162,118           10,070       4,140,000  #1          4,312,188
    Accounts receivable                                      340,072          266,618               -                606,690

Inventories                                                2,361,496          683,174               -              3,044,670
    Prepaid and other assets                                 362,894           85,007               -                447,901
-----------------------------------------------------------------------------------------------------------------------------
  Total current assets                                     3,226,580        1,044,869       4,140,000              8,411,449

  Property and equipment                                   4,223,328        1,220,010                              5,443,338
     less accumulated depreciation                       (1,373,912)        (353,959)       1,373,912  #2          (353,959)
-----------------------------------------------------------------------------------------------------------------------------
                                                           2,849,416          866,051       1,373,912              5,089,379
-----------------------------------------------------------------------------------------------------------------------------
  Other assets                                               137,866                -       (137,866)  #3                  -
  Goodwill                                                         -                -       4,483,964  #2          4,483,964
-----------------------------------------------------------------------------------------------------------------------------
                                                           6,213,862        1,910,920       9,860,010             17,984,792
=============================================================================================================================
Liabilities and Stockholders' Equity

Liabilities
    Current liabilities
      Accounts payable
                                                           2,701,223                -       (129,400)  #4          2,571,823
      Accrued expenses
                                                           1,110,655           34,825                              1,145,480
      Accrued interest payable
                                                             238,105                -               -                238,105
      Due from affiliates                                    375,906                -               -                375,906

      Current portion of long term debt                      660,403                -               -                660,403
-----------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                              5,086,292           34,825       (129,400)              4,991,717

    Note payable, affiliate                                  825,000                                                 825,000
    Long term debt, less current portion                   1,423,059                           84,291  #3          1,507,350
-----------------------------------------------------------------------------------------------------------------------------
  Total liabilities                                        7,334,351           34,825        (45,109)              7,324,067

  Stockholders' equity
    Net assets                                                              1,876,095     (1,876,095)  #5
    Preferred stock
    Common stock                                              26,550                           64,000  #1             90,550
    Additional paid-in capital                             6,317,873                        4,252,302  #1         10,570,175
    Deficit                                              (7,464,912)                        7,464,912  #1                  -
-----------------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                             (1,120,489)        1,876,095       9,905,119             10,660,725
-----------------------------------------------------------------------------------------------------------------------------
                                                           6,213,862        1,910,920       9,860,010             17,984,792
=============================================================================================================================

The accompanying notes to unaudited proforma combined financial statements are an integral part of this statement.

                         Mako Marine International, Inc.
            Notes to Unaudited Proforma Combined Financial Statements

The audited proforma combined financial statements gives effect to the purchase by Tracker L.P. ("Tracker") of 81% of the outstanding Common Stock of Mako Marine International, Inc. ("Mako") for cash in the amount of $4,140,000 and the simultaneous contribution by Tracker of its saltwater fishing boat manufacturing divisions, Silver King / Seacraft, to Mako. The unaudited proforma combined balance sheet as of December 28, 1996 and the unaudited proforma combined statement of operations for the year ended June 29, 1996 and the six months ended December 28, 1996 reflect adjustments to the Mako and Silver King / Seacraft historical balance sheets and statements of operations to give effect to the transaction discussed above as if such transaction had been consummated at December 28, 1996, or at the beginning of the period presented. The acquisition and simultaneous contribution will be accounted for under the purchase method of accounting.

The unaudited proforma combined financial statements may not necessarily be indicative of the results that would actually have been obtained had the transaction occurred on the dates indicated or which may be obtained in the future. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited proforma combined financial statements have been included.

1. Represents cash received in connection with the issuance to Tracker of 6,400,000 shares of Mako Common Stock.

2. Amount represents the step-up in cost basis of certain assets and the accrual of certain transactional related liabilities discussed below in 5. The excess of Tracker's purchase price over Mako's historical cost is allocated based upon fair market values of such assets and the amount of transactional related liabilities. That portion of the purchase price in excess of the resulting book value of Mako has been allocated to Goodwill, which will be amortized over a 30 year period. The amount included on the Statement of Operations represents the amount of Goodwill allocated to the period presented.

3. In connection with the transaction and the accompanying negotiations with Mercury Marine, Mako's debt to Mercury Marine, and the associated deferred asset related to this debt, was revalued.

4. In connection with the transaction, there has been a net reduction in certain liabilities, primarily payables to vendors.

5. Represents the elimination of Silver King / Seacraft net asset. Such amounts have been included as a component of Tracker's purchase price. See note to 2 above.

                                     By Order of the Board of Directors,

                                     Kenneth Burrough, Chairman of the Board
                                     and Chief Executive Officer


   July 1    , 1997



                                      S - 1